CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 333-53040 on Form N-4 of our report dated February 29, 2008, relating to the financial statements and financial highlights of Separate Account A, comprised of Small-Cap Growth (formerly Fasciano Small Equity), International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, Small-Cap Equity (formerly VN Small-Cap Value), Jennison, Value, SP William Blair International Growth, SP Prudential U.S. Emerging Growth, JP Morgan Insurance Trust Core Bond, JP Morgan Insurance Trust Equity Index, JP Morgan Insurance Trust Diversified Equity, JP Morgan Insurance Trust Diversified Mid Cap Value, JP Morgan Insurance Trust Intrepid Growth, and JP Morgan Insurance Trust Diversified Mid Cap Growth Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 2007, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 21, 2008

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 333-53040 on Form N-4 of our report dated March 7, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) changes in the method of accounting and reporting for deferred acquisition costs in connection with modifications or exchanges of insurance contracts and for defined benefit pension and other postretirement plans and (2) the reclassification of the consolidated financial statements to give effect to broker-dealer discontinued operations), relating to the financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 21, 2008